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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1997



                              COVENTRY CORPORATION
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             (Exact name of registrant as specified in its charter)



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
               Tennessee                                  0-19147                      62-1297579
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(State or other jurisdiction of incorporation)    (Commission File Number)           (I.R.S. Employer
                                                                                   Identification No.)
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53 Century Boulevard, Suite 250, Nashville, TN                    37214
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  (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (615) 391-2440



                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 5.      Other Events
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         On November 3, 1997, a definitive Capital Contribution and Share
Exchange Agreement (the "Exchange Agreement") was entered into by and among Coventry Corporation, a Tennessee corporation ("Coventry"), Coventry Health Care, Inc., a newly-formed Maryland corporation and wholly-owned subsidiary of Coventry ("Newco"), Principal Mutual Life Insurance Company, an Iowa mutual insurance company ("Principal Mutual"), Principal Holding Company, an Iowa corporation and wholly-owned subsidiary of Principal Mutual ("Holding"), and Principal Health Care, Inc., an Iowa corporation and wholly-owned subsidiary of Holding ("PHC"). The terms and conditions of the transactions contemplated by the Exchange Agreement are more fully described in the copy of the Exchange Agreement, which is included as Exhibit 10.1 to this report.

         Pursuant to the Exchange Agreement, the shareholders of Coventry will effect a share exchange (the "Share Exchange") with Newco, and PHC will effect a capital contribution (the "Capital Contribution") of certain assets to Newco in consideration of the issuance of shares of Newco's common stock, par value $0.01 per share (the "Newco Common Stock"). The Share Exchange and the Capital Contribution are expected to qualify as tax-free transactions under Section 351(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Pursuant to the Share Exchange: (i) each issued share of Coventry's Common Stock, par value $0.01 per share (the "Coventry Common Stock"), shall be converted into the right to receive one share of Newco Common Stock; (ii) each issued and outstanding share of Coventry's Series A Convertible Preferred Stock, par value $0.01 per share, shall be converted into the right to receive one share of Newco's Series A Convertible Preferred Stock; (iii) each option then outstanding under Coventry's stock option plans listed in Schedule 1.2(d) of the Exchange Agreement (the "Coventry Options") and each warrant listed on Schedule 1.2(d) of the Exchange Agreement (the "Coventry Warrants") to purchase shares of Coventry Common Stock shall be assumed by Newco and shall be exercisable upon the same terms and conditions as under the applicable Coventry Options or Coventry Warrants except that each such Coventry Option and Coventry Warrant shall be exercisable for shares of Newco Common Stock; and (iv) each right issued under that certain Rights Agreement by and between Coventry and ChaseMellon Shareholder Services, L.L.C., dated February 7, 1996 and amended as of May 7, 1997, shall be converted into the right to receive one right issuable under a new Rights Agreement to be executed between Newco and ChaseMellon Shareholder Services, L.L.C. (the "Newco Rights Agreement"). The exchange ratio under the Exchange Agreement is subject to adjustment upon any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction involving the number of issued and outstanding shares of Coventry Common Stock. Pursuant to the Share Exchange, Coventry's shareholders will receive approximately 60% of the shares of Newco Common Stock issued and outstanding immediately after the Closing.



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          Pursuant to the Capital Contribution, PHC will transfer to Newco certain of its assets, including the issued and outstanding stock, of certain of its wholly-owned subsidiaries (including its health maintenance organization subsidiaries in Delaware, Florida, Iowa, Illinois, Kansas, Missouri, Nebraska, Indiana, Louisiana, North Carolina, South Carolina and Georgia), all real or personal property owned or leased by PHC, all accounts receivable, cash, securities, contract rights, prepaid liabilities, and all other assets except for specified excluded assets. Newco will assume all of the liabilities of PHC except for specified excluded liabilities. In consideration of the transfer of such assets, PHC will receive from Newco approximately 40% of the shares of Newco Common Stock issued and outstanding immediately after the Closing and commensurate rights under the Newco Rights Agreement.

         In connection with the Exchange Agreement, Newco will enter into an agreement (the "Management Services Agreement") to manage that portion of Principal Mutual's indemnity health insurance business in the Newco markets ("Transferred Health Insurance Business"), which markets will include those geographic areas in which Coventry, PHC and their respective subsidiaries conduct business operations. The Management Services Agreement will terminate on December 31, 1999 at which time its indirectly wholly-owned subsidiary, Coventry Health and Life Insurance Company will reinsure, pursuant to a coinsurance agreement (the "Coinsurance Agreement") and have the right to renew, pursuant to a renewal rights agreement (the "Renewal Rights Agreement"), the insurance policies constituting the Transferred Health Insurance Business. In consideration of these agreements, Newco will issue to Principal Mutual at the Closing a warrant (the "Newco Warrant") that gives Principal Mutual the right to purchase from Newco that number of shares of Newco Common Stock equal to 66 2/3% of the total number of shares of Newco Common Stock as shall actually be issued by Newco upon the exercise or conversion of the Coventry Options and Coventry Warrants issued and outstanding at the Closing under the same terms and conditions as set forth in the Coventry Options and Coventry Warrants. A copy of the Newco Warrant is included as Exhibit 10.2 to this report and is incorporated herein by reference in its entirety.

         At the Closing, Newco, Principal Mutual and PHC will enter into a shareholders' agreement (the "Shareholders' Agreement") that includes (i) a standstill agreement, pursuant to which Principal Mutual and its Affiliates shall be prohibited from acquiring more than 40% of the issued and outstanding Newco Common Stock and from taking certain other actions for the five-year period following the Closing; (ii) certain restrictions on direct or indirect transfers of Newco Common Stock by Principal Mutual and/or its Affiliates; and
(iii) registration rights pursuant to which Principal Mutual may demand that Newco register certain of the shares of Newco Common Stock held thereby under a registration statement filed with the Securities Exchange Commission and may participate as a selling party in other registered offerings of the Newco Common Stock. A copy of the Shareholders' Agreement is included as Exhibit 10.3 to this report.

         Alan F. Wise, the president and chief executive officer of Coventry, will serve as Chairman and Chief Executive Officer of Newco after the Closing. Kenneth J. Linde, president of PHC, will serve as President and Chief Operating Officer of Newco after the Closing. Dale



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B. Wolf, senior vice president, chief financial officer and treasurer of
Coventry, will serve as Chief Financial Officer and Treasurer of Newco after the Closing.

         The Closing of the Exchange Agreement is subject to a number of conditions, including, without limitation, the approval of the transaction by the various state regulatory agencies that regulate Coventry, PHC and their respective subsidiaries, the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, as amended, the approval of the Exchange Agreement by a majority of all Coventry's outstanding voting shares and the establishment of a new credit facility to replace the current credit facility between Coventry and its senior lenders.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 COVENTRY CORPORATION


Date: November 7, 1997           By: /s/ Shirley R. Smith
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                                     Shirley R. Smith, Vice President
                                       Corporate General Counsel and Secretary









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                                  EXHIBIT INDEX


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
  NO.                                      EXHIBIT
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
10.1 Capital Contribution and Share Exchange Agreement, dated November 3, 1997, by and among Coventry Corporation, Coventry Health Care, Inc., Principal Mutual Life Insurance Company, Principal Holding Company, and Principal Health Care, Inc. (the "Exchange Agreement")

10.2           Form of Newco Warrant (Exhibit 5 to the Exchange Agreement)

10.3           Form of Shareholders' Agreement (Exhibit 11 to the Exchange Agreement)
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